PLACEMENT AGENCY AGREEMENT

April 12, 2007

Rodman & Renshaw, LLC
1270 Avenue of the Americas
New York, New York 10017

Gentlemen:

WaferGen, Inc., a Delaware corporation (“WaferGen”), hereby confirms its agreement (the “Agreement”) with Rodman & Renshaw, LLC, a Delaware limited liability company (“Rodman or the “Placement Agent”), as follows (unless the context otherwise requires, as used herein, “WaferGen” refers to WaferGen, Inc. and each of its subsidiaries, if any):

1. Offering.

Subject to all of the terms and conditions of this Agreement:

(a) This Placement Agency Agreement (the “Agreement”) sets forth the terms under which Rodman & Renshaw, LLC, a registered broker-dealer and member of the National Association of Securities Dealers, Inc. (“NASD”) (collectively, together with its selected dealers, the “Placement Agent”) shall be engaged by WaferGen during the Offering Period (as hereinafter defined) in connection with a private placement to offer (the “Offering”) for sale as the exclusive placement agent for WaferGen, of Units to be issued by WaferGen Bio-systems, Inc., a Nevada corporation (“Bio-systems”) upon the acquisition of WaferGen by Bio-systems, (the “Units”), as described in the Memorandum (as defined in Section 1(e) hereof under the heading “Description of Capital Stock”) consisting of shares of common stock, $0.001 par value per share (the “Common Stock”), and warrants to purchase shares of Common Stock (the “Warrants”) for minimum gross proceeds of $9,000,000 (the “Minimum Amount”) and maximum gross proceeds of $12,000,000 (subject to increase to $14,400,000 in the discretion of WaferGen and Bio-systems) (the “Maximum Amount”). The minimum subscriptions amount for Units offered by the Placement Agent will be $30,000; provided, however, that subscriptions in lesser amounts may be accepted by Bio-systems and WaferGen in their sole discretion.

Concurrently with the closing of the Offering, Bio-systems, a public shell company (“Pubco”) will acquire by merger the business of WaferGen by merger with a wholly-owned subsidiary of Pubco and, with the proceeds of the Offering, continue the existing operations of WaferGen as a subsidiary of Pubco (the “Merger”). Pubco will assume the obligations of WaferGen pursuant to this Agreement upon consummation of the Merger. Unless the context requires otherwise, “WaferGen” refers to Pubco and WaferGen after giving effect to the Merger.

(b) The Placement Agent hereby accepts appointment and agrees to use its reasonable best efforts to perform its services hereunder and to assist WaferGen in finding subscribers for Units who qualify as “accredited investors”, as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), or are otherwise exempt offerees that will not cause WaferGen to have to register the offering with the Securities and Exchange Commission (the “SEC”) or other regulatory body or authority. The Units will be offered to potential subscribers, which, subject to compliance with the requirements for other investors, may include related parties of the Placement Agent or WaferGen, commencing on the date of the Memorandum and terminating on May 31, 2007, unless extended by WaferGen and the Placement Agent within their mutual discretion or terminated earlier as provided herein (the “Offering Period”). The date on which the Offering shall terminate shall be referred to as the “Termination Date.” The Closing (as hereinafter defined) may be held up to ten days after the Termination Date, or such other date as mutually agreed by WaferGen and the Placement Agent.

The Placement Agent may sell Units through other broker-dealers who are members of the NASD and are acceptable to WaferGen and may reallow all or a portion of the Placement Agent’s Fee (as defined below) and the Placement Agent Warrants (as defined below) it receives to such other broker-dealers.

(c) Until forty-five (45) days following the date of the Memorandum (the “No-Shop Period”), unless this Agreement is extended by mutual agreement of WaferGen and the Placement Agent, WaferGen agrees that without the prior written approval of the Placement Agent, it will not, and will not permit any of its stockholders, members, officers, employees, directors, agents or representatives (the “Representatives”) to, directly or indirectly, solicit, encourage, initiate, enter into, continue or participate in any negotiations or discussions with, or provide any information to, any third party concerning any public or private offering or other financing or capital-raising transaction of any kind, including but not limited to a “CAP”, a “SPAC”, a “PIPE”, a merger with a public company other than Pubco, or an initial public offering of securities, other than issuances of securities in connection with or contemplated by this Agreement or the Memorandum (collectively, the “Financing Activities”). Notwithstanding anything herein to the contrary, the Company may arrange for advances from Representatives for its normal working capital needs during the pendency of the Offering, including through short term loans, which may be convertible into equity or repaid from the proceeds of the Offering at Closing, at the discretion of the Company and the lender, and WaferGen may accept subscribers in the Offering that have been identified by Representatives or registered broker-dealers (as described in Section 3(a) below) provided (i) such subscribers comply with the subscription and other procedures for the Offering established by Placement Agent for offerees generally, and (ii) the Placement Agent receives all compensation due in accordance with Section 5 of this Agreement in connection with the sale of the Units to such subscribers. Following the termination of the No-Shop Period without there having occurred a closing under the Offering, subject to the terms and conditions of this Agreement, Wafergen shall not be restricted in any Financing Activities.

 (d) WaferGen shall not knowingly accept subscriptions from, or sell Units to, any persons or entities that do not qualify as (or are not reasonably believed to be) “accredited investors,” as such term is defined in Rule 501 of Regulation D.

(e) The offering of the Units will be made by the Placement Agent on behalf of WaferGen solely pursuant to the Memorandum, which at all times will be in form and substance reasonably acceptable to the Placement Agent and its counsel and contain such legends and other information as the Placement Agent and its counsel may, from time to time, deem necessary and desirable to be set forth therein. “Memorandum” as used in this Agreement means solely WaferGen’s Confidential Private Placement Memorandum, inclusive of all exhibits, and any and all amendments or supplements thereto (in which case, the term Memorandum shall refer for periods after such amendment or supplement has been provided to the Placement Agent, such Memorandum as so amended or supplemented (but exluding any brochure or other document distrubted with such Memorandum) up to and including the Closing Date (as hereinafter defined) that the Placement Agent may use on WaferGen’s behalf to sell the Units. Unless otherwise defined herein, each capitalized term used in this Agreement will have the same meaning as shall be set forth in the Memorandum or in Exhibit A hereto.

(f) The Placement Agent shall comply with all applicable broker-dealer registration requirements, applicable federal and state securities laws and all NASD regulations with respect to the Offering and conduct the Offering in accordance with Regulation D. In connection with the Offering, the Placement Agent will offer the Units only in those jurisdictions (states of the United States and foreign) in which the Units have been qualified or registered for sale under the securities laws of such jurisdiction, or an exemption from such qualification or registration is available, and will deliver to each potential investor contacted by it, prior to accepting any subscription from such investor, the Memorandum. A copy of each subscription document shall be promptly transmitted to WaferGen or its counsel. All information and statements relating to the Placement Agent provided in writing by the Placement Agent for inclusion in the Memorandum will be true and correct in all material respects as of the date provided and such statements and information will not be misleading in any material respect.

2. Representations and Warranties of WaferGen. WaferGen hereby represents and warrants to the Placement Agent that except as otherwise set forth in the Memorandum, each of the following is true in all respects as of the date hereof and will be true in all respects as of the Closing Date:

(a)  The information contained in the Memorandum complies in all material respects with Section 502(b)(1) for an offering to be sold exclusively to accredited investors (as such term is defined in Section 501(a) of Regulation D. The Units will be offered and sold pursuant to the registration exemption provided by Regulation D and Section 4(2) and/or Section 4(6) of the Act as a transaction not involving a public offering in those jurisdictions in which the Placement Agent notifies WaferGen that the Units are being offered for sale. WaferGen has not taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering or the exemption(s) from registration available pursuant to Regulation D or Section 4(2) and/or Section 4(6) of the Act, and knows of no reason why any such exemption would be otherwise unavailable to it. Neither WaferGen nor its affiliates has been subject to any order, judgment or decree of any court or governmental authority of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Rule 503 of Regulation D.

(b)  The Memorandum, except for information relating to the Placement Agent furnished to WaferGen in writing by the Placement Agent expressly for use in the Memorandum, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements, documents, certificates or other items prepared or supplied by WaferGen with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact that WaferGen has not disclosed in the Memorandum and of which WaferGen is aware that materially and adversely affects or could reasonably be expected to materially and adversely affect the business prospects, financial condition, operations, or assets of WaferGen.

(c)  WaferGen is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. WaferGen has no subsidiaries and does not have an equity interest in any other firm, partnership, association or other entity. WaferGen is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, condition (financial or otherwise), operations, or property of WaferGen (a “Material Adverse Effect”).

(d)  WaferGen has all requisite power and authority (corporate and other) to conduct its business as presently conducted and as proposed to be conducted (as described in the Memorandum), to enter into and perform its obligations under this Agreement and, immediately prior to the Closing, to perform its obligations under the agreement of merger that will effect the Reverse Merger (the “Merger Agreement”) and, to perform its obligations under the subscription agreement annexed to the Memorandum (the “Subscription Agreement”), to perform its obligations under the Registration Rights Agreement annexed to the Memorandum (“Registration Rights Agreement”) and to perform its obligations under the Warrants, (collectively with this Agreement, the Merger Agreement, the Subscription Agreement, the Registration Rights Agreement and the Warrants, the “Transaction Documents”) and under such agreements with Bio-systems as will be entered in order to cause Bio-systems to issue, sell and deliver the Units and become bound to the Transaction Documents to which Bio-systems will become a party. The execution and delivery of each of the Transaction Documents by WaferGen has been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered and constitutes, and each of the other Transaction Documents, upon due execution and delivery, will constitute, valid and binding obligations of WaferGen, enforceable against WaferGen in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of WaferGen’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e)  None of the execution and delivery of, or performance by WaferGen of the Transaction Documents or the consummation of the transactions herein or therein contemplated conflicts with or violates, or will result in the creation or imposition of any lien, charge or other encumbrance upon any of the assets of WaferGen under any agreement or other instrument to which WaferGen is a party or by which WaferGen or its assets may be bound, any term of the certificate of incorporation or by-laws of WaferGen, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to WaferGen or any of its assets, other than those that would not have a Material Adverse Effect.

(f)  Immediately prior to the Closing, WaferGen shall have authorized and outstanding capital stock as set forth under the heading “Description of Capital Stock” in the Memorandum. Except as set forth in the Memorandum or contemplated by the Transaction Documents, all outstanding shares of capital stock of WaferGen are duly authorized, validly issued and outstanding, fully paid and nonassessable. Except as set forth in the Memorandum, as of the date of the Closing: (i) there will be no outstanding options, stock subscription agreements, warrants or other rights permitting or requiring WaferGen or others to purchase or acquire any shares of capital stock, or other equity securities of WaferGen, or to pay any dividend or make any other distribution in respect thereof; (ii) there will be no securities issued or outstanding that are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security, provided however, that this shall in no way limit the ability of WaferGen to grant stock options or warrants to its employees, directors and consultants (including, but not limited to, members of the WaferGen’s scientific advisory board) following the Closing, so long as any such grants made prior to the 90th day following the effectiveness of a registration statement filed pursuant to the terms of the Registration Rights Agreement reflect an exercise price not lower than the price per share of Common Stock paid by investors in the Offering; (iii) no shares of stock or other securities of WaferGen will be reserved for issuance for any purpose; (iv) there will be no voting trusts or other contracts, commitments, understandings, arrangements or restrictions of any kind with respect to the ownership, voting or transfer of shares of stock or other securities of WaferGen, including without limitation, any preemptive rights, rights of first refusal, proxies or similar rights; and (v) no person will hold a right to require WaferGen to register any securities of WaferGen under the Act or to participate in any such registration. As of the date of the Closing, the issued and outstanding shares of capital stock of WaferGen will conform to all statements in relation thereto contained in the Memorandum and the Memorandum describes all material terms and conditions thereof. To the knowledge of WaferGen, all issuances by WaferGen of its securities were at the time of their issuance exempt from registration under the Act and any applicable state securities laws.

(g)  No consent, authorization or filing of or with any court or governmental authority is required in connection with the issuance of the Units or the consummation of the transactions contemplated herein or in the other Transaction Documents, except for required filings with the SEC and applicable “Blue Sky” or state securities commissions relating specifically to the Offering (all of which will be duly made on a timely basis).

(h)  The financial statements, together with the related notes thereto, of WaferGen included in the Memorandum are true and complete and present fairly, in all material respects, the financial position of WaferGen as of the date specified and the results of its operations and changes in financial position for the period covered thereby. Such financial statements and related notes were prepared in accordance with United States generally accepted accounting principles (“GAAP”) throughout the period indicated except as may be disclosed in the notes thereto, and except that the unaudited financial statements omit full notes and normal year-end adjustments. Except as set forth in such financial statements or in the Memorandum, WaferGen has no material liabilities of any kind (whether accrued, absolute, contingent or otherwise or entered into any material transactions or commitments) that are required to be reflected as liabilities in the most recent balance sheet set forth in the financial statements included in the Memorandum, other than liabilities incurred after the date of such balance sheet in the ordinary course of business. The other financial information with respect to WaferGen included in the Memorandum is true, correct and accurate in all material respects and presents fairly the information shown therein. To WaferGen’s knowledge, the statistical information included in the Memorandum is true, correct and accurate in all material respects and presents fairly the information shown therein.

(i)  The conduct of business by WaferGen as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein WaferGen conducts or proposes to conduct such business, except as described in the Memorandum and except such regulation as is applicable to commercial enterprises generally. WaferGen has obtained all requisite licenses, permits and other governmental authorization necessary to conduct its business as presently, and as proposed to be, conducted, except where a failure to obtain such license, permit or authorization would not have a Material Adverse Effect or such license, permit or other governmental authorization is pending and has been described in the Memorandum.

(j)  No default by WaferGen or, to the knowledge of WaferGen, any other party exists in the due performance under any material agreement to which WaferGen is a party or to which any of its assets is subject (collectively, the “Company Agreements”) other than such defaults which, individually or in the aggregate would not have a Material Adverse Effect. The Company Agreements disclosed in the Memorandum are the only material agreements to which WaferGen is bound or by which its assets are subject, are accurately and fairly described in the Memorandum and are in full force and effect in accordance with their respective terms.

(k)  There are no actions, proceedings, claims or investigations, before or by any court or governmental authority pending or, to the knowledge of WaferGen, threatened, against WaferGen, or involving its assets or, to the knowledge of WaferGen, involving any of its officers or directors which, if determined adversely to WaferGen or such officer or director, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the transactions contemplated by this Agreement or the other Transaction Documents or the enforceability thereof.

(l)  WaferGen is not in violation of: (i) its certificate of incorporation or by-laws; (ii) any indenture, mortgage, deed of trust, note or other agreement or instrument to which WaferGen is a party or by which it is or may be bound or to which any of its assets may be subject; (iii) any statute, rule or regulation currently applicable to WaferGen; or (iv) any judgment, decree or order applicable to WaferGen; which any such violation or violations individually, or in the aggregate, would result in a Material Adverse Effect.

(m)  WaferGen does not own any real property in fee simple, and WaferGen has good and marketable title to all property (personal, tangible and intangible) owned by it, free and clear of all security interests, liens and encumbrances.

(n)  WaferGen owns all right, title and interest in, or possesses adequate and enforceable rights to use, all trademarks, trade names, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes, formulations, software, source and object codes and, to the knowledge of WaferGen, all patents necessary for the conduct of WaferGen’s business (collectively, the “Intangibles”) other than any Intangibles, individually or in the aggregate, where the absence of such would not have a Material Adverse Effect and certain patent licenses for products that are believed by WaferGen to be readily available for license and for which alternatives exist if not available on terms that WaferGen finds acceptable. To the knowledge of WaferGen, except as described in the immediately preceding sentence, WaferGen has not infringed upon the rights of others with respect to the Intangibles and WaferGen has not received notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, or any notice of conflict with the asserted rights of others with respect to the Intangibles.

(o)  WaferGen has operated its business diligently and only in the ordinary course as theretofore conducted and since the date of the most recent balance sheet included in the Memorandum and other than as described therein, there has been no: (i) material adverse change in the business condition (financial or otherwise) of WaferGen; (ii) transaction by WaferGen otherwise than in the ordinary course of business; (iii) issuance of any securities (debt or equity) or any rights to acquire any such securities; (iv) damage, loss or destruction, whether or not covered by insurance, with respect to any asset or property of WaferGen; or (v) agreement to permit any of the foregoing; other than those that are described in the Memorandum or which, individually or in the aggregate, would not have a Material Adverse Effect.

(p)  WaferGen has filed, on a timely basis, each Federal, state, local and foreign tax return which is required to be filed by it, or has requested an extension therefor and has paid all taxes and all related assessments, penalties and interest to the extent that the same have become due, other than any taxes that WaferGen is in good faith contesting.

(q)  WaferGen is not obligated to pay, and has not obligated the Placement Agent to pay, a finder’s or origination fee in connection with the Offering and agrees to indemnify the Placement Agent from any such claim made by any other person. Except as set forth in the Memorandum, no other person has any right to participate in any offer, sale or distribution of WaferGen’s securities to which the Placement Agent’s rights, described herein, shall apply.

3. Placement Agent Appointment and Compensation.

(a)  WaferGen hereby appoints the Placement Agent as its exclusive agent in connection with the Offering during the No-Shop Period. WaferGen acknowledges that the Placement Agent may use selected dealers and sub-agents to fulfill their agency hereunder provided that such dealers and sub-agents are compensated solely by the Placement Agent and are acceptable to Wafergen in its sole reasonable discretion. During the Offering Period and prior to the termination of the No-Shop Period, WaferGen will not make, or permit to be made, any offers or sales of the Units other than through the Placement Agent without the Placement Agent’s prior written consent, with the exception of Units offered through WaferGen and its officer, directors and employees, advances for working capital, and conversion or repayment of such advances, and Units sold to existing stockholders of WaferGen. The Placement Agent has no obligation to purchase any of the Units. The agency of the Placement Agent hereunder shall continue until the earlier of the Termination Date or the Closing Date. Placement Agent consents to engagement by Wafergen of one or more consultants in connection with rendering advice to WaferGen concerning the transactions contemplated, provided (i) that such arrangement is disclosed in the Memorandum and (ii) such consultants will not be compensated by WaferGen with cash success fees related to the Offering unless such consultant is a registered broker-dealer.

(b)  WaferGen will cause to be delivered to the Placement Agent copies of the Memorandum and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Act and applicable securities laws, and hereby authorizes the Placement Agent and its agents, employees and selected dealers to use the Memorandum in connection with the sale of the Units until the earlier of the Termination Date or the Closing Date (unless advised in writing that the Memorandum may no longer be used, or has been updated or supplemented), and no other person or entity is or will be authorized to give any information or make any representations other than those contained in the Memorandum or to use any offering materials other than those contained in the Memorandum in connection with the sale of the Units. WaferGen will provide at its own expense such quantities of the Memorandum and other documents and instruments relating to the Offering as the Placement Agent may reasonably request.

(c)  WaferGen will cooperate with the Placement Agent by making available to its representatives such information as may be reasonably requested in making a reasonable investigation of WaferGen and its affairs and shall provide access during regular business hours to such employees as shall be reasonably requested, provided that the Chief Executive Officer or Chief Financial Officer, or their designee, must be present at any such meeting if they so desire. Prior to the Closing, if requested by the Placement Agent, WaferGen shall provide, at its own expense, credit or similar reports on such key management persons as the Placement Agent shall reasonably request and as WaferGen has in its possession or can obtain with the consent of such individuals.

(d)  Out of the proceeds received at Closing, WaferGen shall pay to the Placement Agent a cash placement fee equal to seven percent (7%) of the aggregate purchase price paid by each investor for Units that are issued at Closing other than as a result of: (i) purchases of of up to $1 million of Units by investors who are stockholders of the Company as of the date of this Agreement; or (ii) upon conversion, or in lieu of repayment, of any debt outstanding as of the date of this Agreement or hereafter incurred (the “Placement Agent’s Fee”). The Placement Agent’s Fee will be deducted from the gross proceeds of the Units sold at the Closing.

(e)  As additional compensation, at the Closing, WaferGen shall sell to the Placement Agent or its designees who are accredited investors, for nominal consideration, warrants to purchase the number of shares of Common Stock equal to seven percent (7%) of the aggregate number of Shares underlying the Units issued at Closing to investors on which the Placement Agent’s Fees shall be determined as provided in Paragraph 3 (d) hereof (the “Agent’s Warrants”). The Agent’s Warrants shall have the same terms as, including exercise price and registration rights, the Warrants issued to investors in the Offering. If no Warrants are issued to investors in the Offering, the Agent’s Warrants shall have an exercise price equal to 120% of the price at which Shares are issued to investors in the Offering. Prior to the Closing, WaferGen and the Placement Agent shall enter into a Warrant Agreement, in the form issued to investors, and if no warrants are issued to investors, in form and substance reasonably agreed upon by WaferGen and the Placement Agent.

4. Subscription and Closing Procedures.

(a)  Each prospective purchaser will be required to complete and execute two (2) original omnibus signature pages to the Subscription Agreement in the form attached to the Memorandum as Exhibit A and other documents to be delivered therewith as instructed in the Memorandum (collectively, the “Subscription Documents”), which will be forwarded or delivered to the Placement Agent at the offices of Rodman & Renshaw LLC at the address set forth in Section 13 hereof, together with the subscriber’s check or good funds in the full amount of the Offering Price for the number of Units desired to be purchased.

(b)  All funds for subscriptions received from the Offering will be promptly forwarded by the Placement Agent or WaferGen, if received by it, to and deposited into a non-interest bearing escrow account (the “Escrow Account”) established for such purpose with Signature Bank, or another agent mutually acceptable to the parties (the “Escrow Agent”). All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement among WaferGen, the Placement Agent and the Escrow Agent, such agreement to be in form and substance satisfactory to WaferGen and the Placement Agent. WaferGen will pay all fees related to the establishment and maintenance of the Escrow Account, regardless of whether a closing occurs hereunder. Subject to the receipt of such subscriptions for the Minimum Amount and WaferGen’s right to accept or reject subscriptions, in whole or in part, in its sole discretion, WaferGen, or the Placement Agent on WaferGen’s behalf (any such acceptance by the Placement Agent on WaferGen’s behalf to be subject to such guidelines as shall be agreed upon by the Placement Agent and WaferGen) will either accept or reject the Subscription Documents and at the Closing will countersign the accepted Subscription Documents and provide duplicate copies of such agreements to each purchaser and to the Placement Agent. WaferGen will give written notice to the Placement Agent of its acceptance or rejection of each subscription. WaferGen, or the Placement Agent on WaferGen’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed or rejected subscriptions and give written notice thereof to the Placement Agent upon such return and directions to the Escrow Agent to return any subscription funds received.

(c)  If subscriptions for at least the Minimum Amount have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement have been fulfilled (other than such conditions as are required to be fulfilled at Closing), a closing (the “Closing”) shall occur on such date mutually agreed by WaferGen and the Placement Agent, which date may be up to ten days after the Termination Date (such date, the “Closing Date”). Delivery of payment for the accepted subscriptions from the funds held in the Escrow Account will be made by wire transfer from the Escrow Agent to WaferGen at Closing against delivery by WaferGen of the Units, which wire transfer shall be net of amounts due to the Placement Agent hereunder. The Units will be in such authorized denominations and issued in such names as the Placement Agent may request on or before the second full business day prior to the Closing Date, and will be made available to the Placement Agent for review and packaging in New York City at least one full business day prior thereto. Subsequent Closings on funds in excess of the Minimum Amount may be held on such date or dates as determined by WaferGen and the Placement Agent.

(d)  If Subscription Documents for the Minimum Amount have not been received and accepted by WaferGen on or before the Termination Date for any reason, the Offering will be terminated (the date of such termination being referred to herein as the “Expiration Date”) (unless the Offering is extended as provided in the Memorandum), no Units will be sold, and the Escrow Agent will, at the request of the Placement Agent, cause all monies received from subscribers for the Units to be promptly returned to such subscribers without interest, deduction or offset.

5. Further Covenants. WaferGen hereby covenants and agrees that:

(a)  If, at any time prior to the Closing, any event shall occur as a result of which, in the reasonable judgment of counsel to WaferGen or counsel to the Placement Agent, (i) the Memorandum would, include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) it would be necessary to amend or supplement the Memorandum so that the representations and warranties herein remain true in all material respects or to comply with Regulation D or any other applicable securities laws or regulations, WaferGen will promptly notify the Placement Agent and shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements in such quantities as the Placement Agent may reasonably request. WaferGen will not at any time, whether before or after the Closing, prepare or use any amendment or supplement to the Memorandum of which the Placement Agent will not previously have been advised and furnished with a copy, or to which the Placement Agent or its counsel will have reasonably objected in writing or orally (confirmed in writing within 24 hours), or which is not in compliance in all material respects with the Act, the regulations promulgated thereunder and all other applicable securities laws. As soon as WaferGen is advised thereof, WaferGen will advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Memorandum, or the suspension of the qualification or registration of the Units or shares of Common Stock underlying the Units for offering or the suspension of any exemption for such qualification or registration of the Units or shares of Common Stock underlying the Units for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and WaferGen will use its commercially reasonable efforts to prevent the issuance of any such order, judgment or decree, and, if issued, to endeavor to obtain as soon as reasonably possible the lifting thereof.

(b)  WaferGen shall comply with the Act and the 1934 Act, and the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder in the states in which the Units are to be offered and in which WaferGen’s counsel has advised the Placement Agent that the Units are qualified or registered for sale or exempt from such qualification or registration, so as to permit the continuance of the sales of the Units, and will file with the SEC, and shall promptly thereafter forward to the Placement Agent, any and all reports on Form D as are required.

(c)  WaferGen shall use its reasonable best efforts to qualify the Units for sale (or seek exemption therefrom) under the state securities or Blue Sky laws of such jurisdictions in the United States as may be mutually agreed to by WaferGen and the Placement Agent, and WaferGen will (through its counsel) make such applications and furnish information as may be required for such purposes, provided that in no event shall WaferGen be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now subject, and provided further that WaferGen shall not be required to produce any new disclosure document other than the Memorandum. WaferGen will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request.

(d)  WaferGen shall place a legend on the certificates representing the Units issued to subscribers stating that the securities evidenced thereby have not been registered under the Act or applicable state securities laws and setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

(e)  WaferGen shall apply the net proceeds from the sale of the Units to fund its working capital requirements and/or for such other purposes as shall be described under “Use of Proceeds” in the Memorandum. The net proceeds of the Offering shall not be used to repay more than $650,000 principal amount of of indebtedness, or such greater amount if such amount has been advanced following the date hereof for working capital.

(f)  During the Offering Period, WaferGen shall make available for review by prospective purchasers of the Units during normal business hours at WaferGen’s offices, upon their request and their execution of WaferGen’s standard form of confidentiality agreement applicable to such inquiries, copies of WaferGen’s agreements to the extent that such disclosure shall not violate any obligation on the part of WaferGen to maintain the confidentiality thereof and shall afford each prospective purchaser of Units the opportunity to ask questions of and receive answers from an executive officer of WaferGen concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Memorandum to the extent it possesses such information or can acquire it without unreasonable expense.

(g)  Whether or not the transactions contemplated hereby are consummated, or this Agreement is terminated, WaferGen hereby agrees to pay all fees, costs and expenses incident hereto and to the Offering, including, without limitation, those in connection with (i) preparing, printing, duplicating, filing, distributing and binding the Memorandum and any and all amendments and/or supplements thereto and any and all agreements, contracts and other documents related hereto and thereto; (ii) the creation, authorization, issuance, transfer and delivery of the Units, including, without limitation, fees and expenses of any transfer agent or registrar; (iii) the fees and expenses of the Escrow Agent; (iv) all fees and expenses of legal, accounting and other advisers to WaferGen; (v) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions pursuant to Section 5(c); and (vi) at Closing, or, if there is no Closing, within ten (10) days after written request therefore following the Termination Date, all reasonable, documented travel and other out-of-pocket expenses incurred by the Placement Agent in connection with this engagement, including the reasonable, documented fees and expenses of the Placement Agent’s counsel, which expenses shall not exceed $50,000 in the aggregate without the prior written approval of WaferGen (the “Placement Agent’s Expense Allowance”) and provided that such limitation shall in no way affect the obligations of WaferGen with respect to indemnification and contribution as set forth in Sections 7 and 8 herein.

(h)   Until the earlier of the termination of the No-Shop Period, the Closing Date or the Termination Date, neither WaferGen nor any person or entity acting on its behalf will negotiate or enter into any agreement with any other Placement Agent or underwriter with respect to a private or public offering of WaferGen’s or any of its subsidiary’s debt or equity securities. Except as otherwise provided for in this Agreement, neither WaferGen nor anyone acting on its behalf will, until the earlier of the Closing Date or the Termination Date, without the prior written consent of the Placement Agent, offer for sale to, or solicit offers to subscribe for Units or other securities of WaferGen from, or otherwise approach or negotiate in respect thereof with, any other person.

(i)  The Placement Agent shall be entitled to a cash placement fee equal to seven (7%) percent of the aggregate purchase price of any equity securities of WaferGen or Pubco, as the case may be (a “Recipient Co”) purchased in any subsequent offering (“Subsequent Offering”) by investors (the “Referred Investors”) whom the Placement Agent had “introduced” (as defined below) to WaferGen during the period commencing on the date of the Placement Agent’s engagement by WaferGen and ending on the earlier of the Closing Date or 15 days after receipt by the Placement Agent of written notice of termination from WaferGen (the “Term”) if such Subsequent Offering is consummated at any time within the 12 month period following the Term (the “Tail Period”). A party “introduced” by the Placement Agent shall mean an investor whose investment did, or would have, resulted in the Placement Agent earning a fee in the Offering and who either (i) met with WaferGen and/or had a conversation with WaferGen either in person or via telephone regarding the Offering prior to the Termination Date, (ii) was provided with a copy of the Memorandum by the Placement Agent prior to the Termination Date based upon expressing an interest in the Offering, or (iii) purchased Units in the Offering. A Subsequent Offering shall not include (i) securities issued pursuant to stock option plans, deferred compensation plans, restricted stock plans and employee stock purchase plans or upon the conversion or exchange of debt or convertible or exchangeable securities outstanding as of the Closing Date; (ii) the issuance by Recipient Co of any shares of its capital stock (either equity or debt) as consideration for mergers, acquisitions, other business combinations, or strategic alliances; or (iii) the offer, issuance or sale of any securities of WaferGen in exchange for any “underwater” options of WaferGen. As additional compensation WaferGen shall issue to the Placement Agent, or cause to be issued to the Placement Agent, warrants to purchase a number of equity securities of Recipient Co equal to seven percent (7%) of the equity securities of Recipient Co purchased in such Subsequent Offering by Referred Investors “introduced” by the Placement Agent. In the event that convertible equity securities of Recipient Co are purchased in the Subsequent Offering, the foregoing percentage shall apply on an as-converted to common stock basis (exclusive of any conversion of warrants issued in the Subsequent Offering). Such warrants shall (a) be exercisable until the date five (5) years after the date of the closing of such Subsequent Offering, (b) have an exercise price equal to the warrant price of any warrants included in any unit offering, or 120% of the common stock offer price, (or in the case of convertible securities, the exercise price) in such Subsequent Offering, (c) have “piggy-back” registration rights no less favorable than those of other convertible securities sold in the Subsequent Offering, and (d) provide for cashless exercise in the event not registered during the time required for the Subsequent Offering shares to be registered. Any placement fee or warrants payable to the Placement Agent pursuant to this Section 5(i) shall be reduced by the amount of any placement fee or warrants to which the Placement Agent becomes entitled pursuant to Section 5(j). The obligations of WaferGen set forth in this Section 5(i) shall survive termination of this Agreement.

(j)  If at any time during the Term, or within the 18-month period following consummation of any Offering, WaferGen, or any of its subsidiaries (i) decides to finance or refinance any indebtedness using a manager or agent; (ii) determines to raise funds by means of a public offering or a private placement of equity or debt securities using an underwriter; (iii) determines to raise funds by means of a public offering or a private placement of equity or debt securities using a placement agent; or (iv) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distribution or a spin-off or split-off, and WaferGen decides to retain a financial advisor for such transaction; then, in each such instance, WaferGen shall provide the Placement Agent with a right of first negotiation, as described below, to either (y) act as lead manager, placement agent or lead agent with respect to any financing or refinancing; or (z) act as WaferGen’s exclusive financial advisor for any transaction. In furtherance of the foregoing, upon WaferGen’s determination to pursue a transaction delineated in (i), (ii), (iii) or (iv) above, it shall provide the Placement Agent with written notice thereof, and shall immediately enter into good faith negotiations with the Placement Agent on an exclusive basis for five (5) business days to determine the terms and conditions of the Placement Agent’s retention. If following such notice, and such good faith negotiations, WaferGen and the Placement Agent are not able to reach agreement on the terms and conditions of the Placement Agent’s retention, WaferGen shall be free to pursue third parties to act as its advisor, placement agent or underwriter with respect to the proposed transaction described in the notice. Notwithstanding the foregoing, the Placement Agent shall have no right of first negotiation under this Agreement unless it shall have directly introduced Investors who purchase Units in the Offering having an aggregate purchase price of at least $3,000,000. The aggregate purchase price of Units purchased in the Offering by Investors directly introduced by the Placement Agent shall be determined by subtracting from the gross proceeds of the Offering the sum of (i) the aggregate purchase price of Units purchased by investors who were not introduced to the Offering by registered broker-dealers plus (ii) the aggregate purchase price of Units purchased by Investors introduced by the Placement Agent’s selected dealers and sub-agents.

(k)  Except with the prior written consent of the Placement Agent (which shall not be unreasonably withheld) or as set forth herein or in the Memorandum, WaferGen shall not, at any time prior to the earlier of the Closing Date or the Termination Date, engage in or commit to engage in any transaction outside the ordinary course of business, including without limitation the incurrence of material indebtedness, materially change its business or operations as described in the Memorandum, or issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities.

6. Conditions of the Placement Agent’s Obligations. The obligations of the Placement Agent hereunder are subject to the fulfillment, at or before the Closing, of the following additional conditions, each of which may be waived in writing by the Placement Agent:

(a)  Each of the representations and warranties of WaferGen shall be true and correct in all material respects when made on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date.

(b)  WaferGen shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by it under the Transaction Documents at or before the Closing.

(c)  No order suspending the use of the Memorandum or enjoining the offering or sale of the Units shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated and pending, or, to WaferGen’s knowledge, are contemplated or threatened.

(d)  At the Closing WaferGen shall have an outstanding capitalization as described in the Memorandum. All shares of capital stock currently outstanding are, and all Shares which may be issued at the Closing will be upon issuance, validly issued, fully paid, and non-assessable. At the Closing, no securities will be issuable upon the exercise of warrants or options, without the written authorization of the Placement Agent, except (i) those warrants and options as set forth in the Memorandum and (ii) stock options for shares of WaferGen’s Common Stock granted to new employees in a manner consistent with prior practices and approved by WaferGen’s Board of Directors.

(e)  The Placement Agent shall have received certificates of the President of WaferGen, dated as of the Closing Date, certifying on behalf of WaferGen, in such detail as the Placement Agent may reasonably request, as to the fulfillment of the conditions set forth in subparagraphs (a), (b), (c) and (d) above.

(f)  WaferGen shall have delivered to the Placement Agent (i) a currently dated good standing certificate for WaferGen from the Secretary of State of Delaware and each jurisdiction in which WaferGen is qualified to do business as a foreign corporation, (i) a currently dated good standing certificate for Bio-systems from the Secretary of State of Nevada and each jurisdiction in which Bio-systems is qualified to do business as a foreign corporation and (ii) certified resolutions of WaferGen’s Board of Directors approving this Agreement and the other Transaction Documents, and the transactions and agreements contemplated by this Agreement and the other Transaction Documents.

(g)  On or prior to the date hereof and at the Closing, the Chief Executive Offcier of WaferGen shall have provided a certificate to the Placement Agent confirming on behalf of WaferGen that there have been no undisclosed material and adverse changes in the business condition (financial or otherwise) of WaferGen from the date of the latest financial statements included in the Memorandum, the absence of undisclosed liabilities (other than liabilities arising in the ordinary course of business subsequent to the date of the most recent balance sheet included in the Memorandum) and such other matters relating to the financial condition of WaferGen that the Placement Agent may reasonably request.

(h)  At the Closing, WaferGen shall have paid all fees, costs and expenses as set forth in Section 5(i) hereof.

(i)  There shall have been delivered to the Placement Agent a signed opinion of counsel (including a “10b-5 letter” in customary form) to WaferGen (“Company Counsel”), dated as of the Closing Date, in the form reasonably satisfactory to counsel for the Placement Agent.

(j)  Prior to the Closing, WaferGen shall have engaged a transfer agent reasonably satisfactory to the Placement Agent for purposes of handling the transfers of its capital stock and other securities.

(k)  All proceedings taken at or prior to the Closing in connection with the authorization, issuance and sale of the Shares will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

6A. Mutual Condition. The obligations of the Placement Agent and WaferGen hereunder are subject to the execution by the investors of subscription agreements in form and substance acceptable to the Placement Agent and WaferGen.

7. Indemnification.

(a)  WaferGen will (i) indemnify and hold harmless the Placement Agent, its selected dealers and its officers, directors, employees and each person, if any, who controls the Placement Agent within the meaning of the Act and such selected dealers (each an “Indemnitee”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals), to which any Indemnitee may become subject, under the Act or otherwise, in connection with the offer and sale of the Units, whether such losses, claims, damages, liabilities or expenses shall result from any claim of any Indemnitee or any third party; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, that WaferGen will not be liable in any such case to the extent that any such claim, damage or liability results from (A) an untrue statement or alleged untrue statement of a material fact made in the Memorandum, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in reliance upon and in conformity with written information furnished to WaferGen by any Indemnitee or any such controlling persons specifically for use in the preparation thereof, (B) any violations by the Indemnitee of applicable law, including but not limited to the Act or state securities laws which does not result from a violation thereof or a breach hereof by WaferGen or any of its affiliates, or (C) fraud, willful misconduct or gross negligence of the Indemnitee. In addition to the foregoing agreement to indemnify and reimburse, WaferGen will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering.

(b)  The Placement Agent will indemnify and hold harmless WaferGen, its officers, directors, employees and each person, if any, who controls WaferGen and such persons within the meaning of the Act against, and pay or reimburse any such person for, any and all losses, claims, damages or liabilities or expenses whatsoever (or actions, proceedings or investigations in respect thereof), joint or several, to which WaferGen or any such person may become subject under the Act or otherwise, in connection with the offer and sale of the Units, whether such losses, claims, damages, liabilities or expenses (or actions, proceedings or investigations in respect thereof) shall result from any claim of WaferGen, any of its officers, directors, employees, agents, any person who controls WaferGen and such persons within the meaning of the Act or any third party, insofar as such losses, claims, damages or liabilities are based upon any untrue statement or alleged untrue statement of any material fact contained in the Memorandum, but only with reference to information contained in the Memorandum relating to the Placement Agent, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if made or omitted in reliance upon and in conformity with information furnished to WaferGen by the Placement Agent or any such controlling persons, specifically for use in the preparation thereof. The Placement Agent will reimburse WaferGen or any such person for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action, proceeding or investigation to which such indemnity obligation applies, including appeals. Notwithstanding the foregoing, (i) in no case shall the Placement Agent have any liability to any person under this Section 7(b) for the gross negligence, fraud or willful misconduct of WaferGen or any person entitled to indemnification hereunder and (ii) in no event shall the Placement Agent’s indemnification obligation hereunder exceed the fees payable to it hereunder.

(c)   Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, claim, proceeding or investigation (“Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party; provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent.

8. Contribution. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 7 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the 1934 Act, or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of WaferGen on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by WaferGen on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by WaferGen bear to the total commissions and fees received by the Placement Agent. Notwithstanding the foregoing, in no event shall the Placement Agent’s aggregate indemnification and contribution obligation hereunder exceed the fees payable to it hereunder. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by WaferGen or by the Placement Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. WaferGen and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of WaferGen and the Placement Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 8. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Placement Agent within the meaning of the Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls WaferGen within the meaning of the Act will have the same rights to contribution as WaferGen, subject in each case to the provisions of this Section 8. Anything in this Section 8 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the 1934 Act or otherwise available.

9. Term and Termination.

(a)  The Offering may be terminated fifteen (15) days after receipt by either party hereto of written notice of termination; provided that no such notice may be given by WaferGen during the No-Shop Period.

(b)  Upon any termination pursuant to subsection (a) above, this Agreement shall terminate. Notwithstanding anything to the contrary contained herein, Sections 5(g), 5(i), 5(j) and 7 through 17 shall survive the termination of this Agreement.

(c)  Upon any termination pursuant to subsection (a) hereof, the Escrow Agent shall, at the request of the Placement Agent or WaferGen, cause all money received in respect of subscriptions for Units not accepted by WaferGen to be promptly returned to such subscribers without interest, penalty, expense or deduction. Any interest earned thereon may be applied to the payment of the Escrow Agent’s fees and expenses or credited to WaferGen.

10. Limitation of Engagement to WaferGen. WaferGen acknowledges that the Placement Agent has been retained only by WaferGen, that the Placement Agent is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that WaferGen’s engagement of the Placement Agent is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of WaferGen or any other person not a party hereto as against the Placement Agent or any of its affiliates, or any of its or their officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the 1934 Act), employees or agents, other than the indemnification and contribution provisions set forth in Sections 7 and 8 hereof. Unless otherwise expressly agreed in writing by the Placement Agent or as provided in Sections 7 or 8 hereof, no one other than WaferGen is authorized to rely upon this Agreement or any other statements or conduct of the Placement Agent, and no one other than WaferGen is intended to be a beneficiary of this Agreement. WaferGen acknowledges that any recommendation or advice, written or oral, given by the Placement Agent to WaferGen in connection with this engagement is intended solely for the benefit and use of WaferGen’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. WaferGen, in its sole discretion, shall have the right to reject any investor introduced to it by the Placement Agent.

11. Limitation of Liability to WaferGen. Except as provided in Section 7 (Indemnification) and Section 8 (Contribution), neither the Placement Agent nor any of its affiliates or any of its or their officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the 1934 Act), employees or agents shall have any liability to WaferGen, its security holders or creditors, or any person asserting claims on behalf of or in the right of WaferGen (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by the Placement Agent and that are finally determined (by a court of competent jurisdiction and after exhausting all appeals) to have resulted from the illegal conduct, fraud, gross negligence or willful misconduct of the Placement Agent. Notwithstanding the foregoing, in no event shall the Placement Agent’s obligation hereunder exceed the fees payable to it hereunder. With respect to alleged breaches of the Confidentiality provisions herein by the Placement Agent, WaferGen shall have the right to pursue equitable relief in addition to any other remedy in equity or law.

12. Survival. The obligations of the parties to pay any costs, fees and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination hereunder. The respective indemnities, agreements, representations, warranties and other statements of WaferGen set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, WaferGen or the Placement Agent, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Units.

13. Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or telefax, if sent to the Placement Agent, to Rodman & Renshaw, LLC, 1270 Avenue of the Americas, 16th Floor, New York, NY 10020, Telefax number (212) 356-0536, Attention: Thomas Pinou with a copy (which shall not, of itself, constitute sufficient notice) to: Morse, Zelnick, Rose & Lander, LLP, 405 Park Avenue, New York, NY 10022, Attention: Kenneth S. Rose, Esq., Telefax number (212) 838-9190, and if sent to WaferGen, to WaferGen, Inc., Bayside Technology Center, 46571 Fremont Blvd., Fremont, CA 94538, Telefax number (510) 651-4599, Attention: Amjad Huda with a copy (which shall not, of itself, constitute sufficient notice) to: Haynes & Boone, LLP, 153 East 53rd Street, Suite 4900, New York, New York 10022, Attention: Harvey J. Kesner, Esq., Telefax number 212-884-8233. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, and notices delivered by telefax shall be deemed received as of the date and time printed thereon by the telefax machine.

14. ARBITRATION, CHOICE OF LAW; COSTS. THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES (OTHER THAN REQUESTS FOR EQUITABLE RELIEF AS PROVIDED IN SECTION 15 HEREOF) TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULES BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (THE “NASD”) ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO THE NASD. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OVER THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM. EACH PARTY SHALL BEAR ITS OWN COSTS, DISBURSEMENTS AND ATTORNEY’S FEES IN CONNECTION WITH ANY SUCH PROCEEDINGS.

15. Confidentiality.

(a) WaferGen hereby agrees to hold confidential the identities of the purchasers in the Offering and shall not disclose their names and addresses without the prior written consent of the Placement Agent, except as required by law, pursuant to an order of a court of competent jurisdiction or the request of a regulatory authority having jurisdiction over the Placement Agent (a “Regulatory Request”), or as contemplated by the terms of this Agreement, provided that WaferGen shall, if permitted by law, give notice to the Placement Agent of the request or order (other than a Regulatory Request) to furnish the nonpublic information. Notwithstanding the foregoing, WaferGen shall not be deemed to be in violation of this Section 15 by virtue of revealing the identities of such purchasers to WaferGen’s transfer agent and professional advisors or in connection with any registration statement.

(b) In the event of the consummation or public announcement of any Offering, the Placement Agent shall have the right to disclose its participation in such Offering, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals.

(c) The Placement Agent acknowledges that the securities laws prohibit WaferGen and the Placement Agent from disclosing material, non-public information to selected persons unless WaferGen discloses such information publicly or discloses such information on a confidential basis. The Placement Agent hereby agrees with WaferGen (i) to maintain in confidence any material, non-public information disclosed to the Placement Agent with respect to WaferGen, (ii) to use such information only in connection with the provisions of services to WaferGen hereunder, and (iii) to comply with applicable securities laws with respect to such information. The Placement Agent agrees to keep confidential during the Term, and for five (5) years after the expiration or any termination, of this Agreement, all material nonpublic information provided to it by WaferGen or its advisors, except as required by law, pursuant to a Regulatory Request, or as contemplated by the terms of this Agreement, provided the Placement Agent shall, if permitted by law, give notice to WaferGen of the request or order (other than a Regulatory Request) to furnish the nonpublic information. Notwithstanding any provision herein to the contrary, the Placement Agent may disclose nonpublic information to its affiliates, agents and advisors whenever it determines that such disclosure is necessary to provide the services contemplated hereunder, provided that it advises such persons of the obligation to maintain the confidentiality of such information and remains liable under this Agreement for any breach of confidentiality by such affiliates, agents and advisors. Notwithstanding any provision herein to the contrary, this Section 15 shall not bar disclosure of, and the Placement Agent and WaferGen and their respective representatives or agents may disclose, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the Offering and related transactions and all materials of any kind (including opinions or other tax analyses) that are provided to the Placement Agent or WaferGen or such representatives or agents relating to such tax treatment and tax structure, provided that with respect to any document or similar item, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions.

(d) Each party hereby consents to the granting of an injunction against it by any court of competent jurisdiction to enjoin it from violating the foregoing confidentiality provisions. Each party hereby agrees that the other party will not have an adequate remedy at law in the event that the breaching party breaches these confidentiality provisions contained herein, and that the non-breaching party will suffer irreparable damage and injury as a result of any such breach. Resort to such equitable relief shall not, however, be construed to be a waiver of any other rights or remedies which the non-breaching party may have.

16. Miscellaneous. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile counterparts), each of which shall be deemed an original and all of which shall constitute a single agreement.

17. Entire Agreement. This Agreement together with any other agreement referred to herein is intended to supersede all prior agreements between the parties with respect to the Units purchased hereunder and the subject matter hereof, including, without limitation, the engagement letter between WaferGen and the Placement Agent dated February 7, 2007.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between WaferGen and the Placement Agent in accordance with its terms.

Very truly yours, WAFERGEN, INC.

By:	/s/ Alnoor Shivji
Name: Alnoor Shivji
Title: President and CEO

Accepted and agreed: RODMAN & RENSHAW, LLC

By:	/s/ Thomas Pinou
Name: Thomas Pinou
Title: Chief Financial Officer